Exhibit 4.2

FIFTH SUPPLEMENTAL INDENTURE

dated as of July 12, 2016

by and among

Black Knight InfoServ, LLC (f/k/a Lender Processing Services, Inc.),

Black Knight Lending Solutions, Inc.,

The Guarantor Party Hereto

and

U.S. Bank National Association, as Trustee

5.75%
Senior Notes due
2023

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), entered into as of July 12, 2016, by and among: (i) Black Knight InfoServ, LLC, a Delaware limited liability company, as issuer (f/k/a Lender Processing Services, Inc., the “Issuer”), Black Knight Lending Solutions, Inc., a Delaware corporation and wholly-owned subsidiary of the Issuer, as co-issuer (together with the Issuer, the “Issuers”), (ii) eLynx Holdings, LLC, a Delaware limited liability company, eLynx, Ltd., an Ohio limited liability company, and SwiftView, LLC, an Oregon limited liability company (each, an “Undersigned”) and (iii) U.S. Bank National Association, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Issuers, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of October 12, 2012 (as amended or supplemented to date, the “Indenture”), relating to the Issuers’ 5.75% Senior Notes due 2023 (the “Notes”);
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuers agreed pursuant to the Indenture to cause Restricted Subsidiaries to provide Guaranties in certain circumstances.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Fifth Supplemental Indenture hereby agree as follows:
Section 1.01. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2.01. Each Undersigned, by its execution of this Fifth Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
Section 3.01. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 4.01. This Fifth Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 5.01. This Fifth Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Fifth Supplemental Indenture will henceforth be read together.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first above written.

Black Knight InfoServ, LLC, as Issuer

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Black Knight Lending Solutions, Inc., as Co-Issuer

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

eLynx Holdings,LLC eLynx, Ltd. SwiftView, LLC as Guarantors

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

U.S. Bank National Association, as Trustee

By:	/s/ Jack Ellerin
	Name:	Jack Ellerin
	Title:	Vice President